UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 6, 2006

_______________

EOG RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9743 (Commission File Number)	47-0684736 (I.R.S. Employer Identification No.)
333 Clay Suite 4200 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

713-651-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EOG RESOURCES, INC.

Item 7.01 Regulation FD Disclosure.

I. Price Risk Management

With the objective of enhancing the certainty of future revenues, from time to time EOG Resources, Inc. (EOG) enters into New York Mercantile Exchange related financial commodity collar and price swap contracts. EOG accounts for these financial commodity derivative contracts using the mark-to-market accounting method. In addition to financial transactions, EOG is a party to various physical commodity contracts for the sale of hydrocarbons that cover varying periods of time and have varying pricing provisions. The financial impact of physical commodity contracts is included in revenues at the time of settlement, which in turn affects average realized hydrocarbon prices.

II. Natural Gas Financial Collar Contracts and Natural Gas Financial Price Swap Contracts

(a) For the second quarter of 2006, EOG anticipates a gain of $91.0 million from mark-to-market financial commodity collar and price swap contracts. During the second quarter of 2006, the net cash inflow related to settled natural gas financial collar and price swap contracts was $63.9 million.

(b) Since EOG filed its Current Report on Form 8-K on June 13, 2006, EOG has entered into additional natural gas financial price swap contracts covering notional volumes of 25,000 million British thermal units per day (MMBtud) for September 2006 and October 2006 at an average price of $7.64 per million British thermal units ($/MMBtu). Such contracts were entered into prior to June 30, 2006.

(c) Presented below is a comprehensive summary of EOG's natural gas financial collar and price swap contracts as of July 6, 2006.
Natural Gas Financial Contracts
	Collar Contracts					Price Swap Contracts
		Floor Price		Ceiling Price
			Weighted		Weighted		Weighted
			Average	Ceiling	Average		Average
	Volume	Floor Range	Price	Range	Price	Volume	Price
	(MMBtud)	($/MMBtu)	($/MMBtu)	($/MMBtu)	($/MMBtu)	(MMBtud)	($/MMBtu)
2006
July (closed)	50,000	$9.75 - 10.00	$9.87	$12.35 - 12.85	$12.50	315,000	$8.77
August	50,000	9.75 - 10.00	9.87	12.50 - 13.00	12.67	340,000	8.67
September	-	-	-	-	-	315,000	8.40
October	-	-	-	-	-	280,000	8.25
November	-	-	-	-	-	75,000	9.03
December	-	-	-	-	-	75,000	10.31
2007
January	-	-	-	-	-	50,000	$11.42
February	-	-	-	-	-	50,000	11.45
March	-	-	-	-	-	50,000	11.23
April	-	-	-	-	-	50,000	9.27
May	-	-	-	-	-	50,000	9.07
June	-	-	-	-	-	50,000	9.17
July	-	-	-	-	-	50,000	9.28
August	-	-	-	-	-	50,000	9.36
September	-	-	-	-	-	50,000	9.44
October	-	-	-	-	-	50,000	9.58
November	-	-	-	-	-	50,000	10.28
December	-	-	-	-	-	50,000	10.94

III. Crude Oil Financial Price Swap Contracts

(a) Since EOG filed its Current Report on Form 8-K on June 13, 2006, EOG has entered into crude oil financial price swap contracts covering notional volumes of 2,000 barrels per day (Bbld) for the period January 2007 through December 2007 at an average price of $76.98 per barrel ($/Bbl). Such contracts were entered into subsequent to June 30, 2006.

(b) Presented below is a comprehensive summary of EOG's crude oil price swap contracts as of July 6, 2006.

Crude Oil Financial Price Swap Contracts
		Weighted
	Volume	Average Price
	(Bbld)	($/Bbl)
2007
January	2,000	$77.23
February	2,000	77.36
March	2,000	77.38
April	2,000	77.33
May	2,000	77.24
June	2,000	77.14
July	2,000	77.01
August	2,000	76.89
September	2,000	76.76
October	2,000	76.65
November	2,000	76.49
December	2,000	76.31

IV. Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews, materials and equipment used in well completions, and tubular steel; the availability, terms and timing of governmental and other permits and rights of way; the availability of pipeline transportation capacity; the extent to which EOG can economically develop its Barnett Shale acreage outside of Johnson County, Texas; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; weather; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. Forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EOG RESOURCES, INC. (Registrant)

Date: July 6, 2006	By:	/s/ TIMOTHY K. DRIGGERS Timothy K. Driggers Vice President and Chief Accounting Officer (Principal Accounting Officer)